Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

March 20, 2012

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

San Diego, California 92130

Re:	Registration Statement on Form S-1 (File No. 333-179590)

Ladies and Gentlemen:

We have acted as counsel to Marshall Edwards, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering: (i) subscription rights (the “Rights”) entitling the holders thereof to purchase units (the “Units”), each Unit consisting of 0.50 shares (the “Rights Shares”) of the Company’s common stock, par value $0.00000002 per share, and one warrant (each, a “Warrant”) to purchase 0.25 shares of Common Stock (the “Warrant Shares”) at a subscription price of $0.445 per Unit, (ii) the Units, (iii) the Rights Shares (iv) the Warrants and (v) the Warrant Shares.

The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and Computershare, Inc., as warrant agent (the “Warrant Agent”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the Company the Warrant Agreement (including the form of Warrant contained therein) and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1.	the Rights have been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

2.	the Units and Rights Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Registration Statement, the Units and Rights Shares will be validly issued, fully paid and non-assessable;

3.	the Warrants have been duly authorized and, when issued and delivered against payment therefor upon due exercise of the Rights as contemplated in the Registration Statement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

Marshall Edwards, Inc.

March 20, 2012

4.	the Warrant Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We assume for purposes of this opinion that (i) the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement, (iii) the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations, (iv) the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement and (v) that the Warrant Agreement will be a valid, binding and enforceable obligation of the Warrant Agent.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the document that forms a part of such Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP